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                          [LETTERHEAD OF ALEX. BROWN]


                                                                    EXHIBIT 23.8

                                April 22, 1997



CONSENT OF ALEX. BROWN


     Alex. Brown and Sons Incorporated hereby consents to the filing of the opinion letter dated February 11, 1997 as an exhibit to the Registration Statement on Form S-4 of MetaTools, Inc. and the use of our name and the reference therein to such opinion letter. In giving our consent, we do not admit that we are of the category of persons from whom such a consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                              Very truly yours,



                              Alex. Brown & Sons Incorporated



                              By:  /s/  KARL WILL
                                 -----------------------------
                              Name:   Karl Will
                              Title:  Principal